                                                                    Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-02385) of The Learning Company, Inc. (the "Company") of our report dated March 2, 1998, relating to the combined financial statements of Mindscape Group which appear in the Company's Current Report on Form 8-K/A, dated March 27, 1998. We also consent to the reference to us under the caption "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California

July 13, 1998